EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Small Cap Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Intermune, Inc.
	Date of Purchase:       3/7/2002
	Underwriter from whom Purchased:
                              Morgan Stanley & Co.
	Affiliated Underwriters:
		Robertson Stephens, Inc.
	Other Members of Syndicate:
	                        JP Morgan/Chase
					Lehman Brothers
					UBS Warburg LLC
	                        Adams, Harkness & Hill
	Aggregate dollar amount of purchase:
					$3,700,000
	Aggregate dollar amount of offering:
					$111,000,000
	Purchase price (net of fees and expenses):
	$33.11 per share
	Date offering commenced:
					3/7/2002
	Commission:			$3.89



2)	Issuer:                 Charlotte Russe
	Date of Purchase:       5/3/2002
	Underwriter from whom Purchased:
                              Banc of America Securities
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        First Boston (Credit Suisse)
	                        US Bancorp Piper Jaffray
					Wachovia Securities
	Aggregate dollar amount of purchase:
					$2,970,000
	Aggregate dollar amount of offering:
					$105,570,000
	Purchase price (net of fees and expenses):
	$25.677
	Date offering commenced:
					5/3/2002
	Commission:			$1.323



3)	Issuer:                 Linens 'n' Things
	Date of Purchase:       6/17/2002
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Lehman Brothers
                              SunTrust Robinson Humphrey
                              BNY Capital Markets
	Aggregate dollar amount of purchase:
					$1,236,000
	Aggregate dollar amount of offering:
					$92,700,000
	Purchase price (net of fees and expenses):
	$29.25
	Date offering commenced:
					6/17/2002
	Commission:			$1.65